UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):May 29, 2023

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 29, 2023, a complaint was filed against IR-Med, Inc. (the “Company”), IR. Med Ltd., the Company’s wholly owned subsidiary (the “Subsidiary”) and Aharon Klein, a Company Director and Chief Technology Officer in the Tel Aviv District Court by an individual who provided, on s part time basis, certain consulting services to the Subsidiary between October 2015 through October 2016, prior to the acquisition of the Subsidiary by the Company. The suit alleges breach of contract by the defendants based on non-payment of amounts purportedly owed to the plaintiff in respect of the services rendered, including the market value of the Company’s common stock that the plaintiff alleges should have been issued to him in respect of services. The suit seeks declaratory judgment that the defendants breached certain agreements with the plaintiff and claimed damages in the aggregate amount of approximately $1.95 million based on the current exchange rate between the US Dollar and the Israeli NIS.

The Company believes that the allegations are baseless and without merit. The Company intends to vigorously defend its rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Lefkoviz
Name:	Sharon Lefkoviz
Title:	Chief Financial Officer

Date: June 2, 2023